UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under §240.14a-12

Connecticut Water Service, Inc.

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This filing relates to the proposed transaction between SJW Group (“SJW Group”) and Connecticut Water Service, Inc. (“Connecticut Water”) pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018, among SJW Group, Hydro Sub, Inc. and Connecticut Water.

The following communications were first sent to shareholders of Connecticut Water on October 2, 2018.

Significant Value. Protect Your Water. Protect Jobs. Protect Your Community. VOTE “FOR” TODAY Using your GREEN proxy SUPPORT THE IDEAL COMBINATION OFCT WATER + SJW GROUP On November 16, 2018 a Special Meeting of Shareholders will be held to approve the Connecticut Water and SJW Group transaction, and we need your support. Instructions on how you can vote using the GREEN proxy are included in this mailing. Failure to vote will have the same effect as a vote “AGAINST” the transaction. For questions on how to vote your proxy or for additional information, please contact our proxy solicitors Morrow Sodali at (800) 662-5200 or CTWS@morrowsodali.com, or MacKenzie Partners at (800) 322-2885 or CTWS@mackenziepartners.com. Visit www.sjw-ctws.com for more information on the benefits of the combination.

October 2, 2018 Dear Fellow Shareholder, On November 16, 2018, Connecticut Water will hold a Special Meeting of Shareholders to consider the previously announced acquisition of our company by SJW Group for $70 per share in cash. The Connecticut Water Service Board of Directors is confident that this transaction is in the best interests of all Connecticut Water shareholders as well as those of our employees and the customers and communities we serve. Please go green and vote “FOR” the proposal to approve the SJW Group merger agreement as well as all other proposals included on the enclosed GREEN proxy card today. Through this combination, we will deliver signicant value to our shareholders and create many exciting benets for our customers, employees and communities. Your vote is important no matter how many or how few shares you own, and not voting the GREEN proxy card is the same as voting against the SJW Group transaction. Please also keep in mind that the Special Meeting is simply about whether you support the combination with SJW Group and the benes it will provide; it is unrelated to Eversource Energy and its unsolicited proposal, which we have previously rejected. A COMPELLING TRANSACTION THAT DELIVERS FULL VALUE FOR CONNECTICUT WATER SHAREHOLDERS Under the terms of our agreement with SJW Group, you will receive $70 in cash for each share of Connecticut Water common stock you own. This all-cash consideration represents significant, certain, premium value for your shares. Delivers a signifi to the announcement of Earnings (P/E) multiple of 30.1x the revised SJW Group agreement on August Connecticut Water’s earnings per share to Connecticut Water’s unaffected 6, 2018) of $69.16. Notably, before announcing in 2018E. The consideration you are closing stock price on March 14, receiving for the transaction with SJW 2018 (the last trading day before our the original agreement with SJW Group in Group is at or exceeds the top end original transaction with SJW Group March, Connecticut Water had never closed of valuation metrics for comparable was announced). above $63.55 per share. transactions.1 GO GREEN AND VOTE FOR THE SJW GROUP YOUR VOTE IS TRANSACTION TODAY IMPORTANT. VOTE FOR SIGNIFICANT, CERTAIN, PREMIUM VALUE VOTE FOR SUPERIOR CUSTOMER SERVICE, LOCAL JOBS AN IDEAL COMBINATION: AND COMMUNITY SUPPORT CT WATER + SJW GROUP VOTE FOR CONTINUED INVESTMENTS IN OUR WATER SYSTEMS

THE SJW GROUP $70.00/SHARE ACQUISITION DELIVERS COMPELLING VALUE TO CONNECTICUT WATER SHAREHOLDERS Prior to our announced agreement with SJW Group in March 2018, Connecticut Water had never closed above $63.55 per share $70.00 SJW Transaction $70.00 CTWS $60.00 $62.85 8/3/18 $50.00 3/14/18 Last trading day prior to announcement of $40.00 CTWS + SJW Group original transaction $30.00 Aug-2015 Aug-2016 Aug-2017 Aug-2018 NOTE: Three-year historical stock price preceding SJW Group acquisition announcement on August 6, 2018. Source: CapitalIQ. MEANINGFUL BENEFITS FOR OUR CUSTOMERS, EMPLOYEES AND COMMUNITIES In addition to providing significant value to Connecticut Water shareholders, the agreement with SJW Group provides important commitments and benefits to our customers, employees and communities. These commitments and benefits are distinct from many other acquisition transactions, receect our understanding of the water business and demonstrate the strong commitment that SJW Group has to Connecticut Water and our stakeholders. NEW NATIONAL LEADER WITH SCALE AND STRENGTH TO INVEST AND GROW With SJW Group, we are partnering to create a new leading, national, pure-play water company with a focus on customer service, reliability, environmental stewardship and employee growth and development. The combined company will be the 3rd largest investor-owned water and wastewater utility in the U.S. based on enterprise value and rate base, serving more than 1.5 million people with approximately 700 employees. Our enhanced growth platform will refiect our increased scale, geographic diversity and strong financial foundation, including a credit profile expected to be consistent with at least an A- rating. We will have the expertise and the strength to continue making important investments in our local water system infrastructure, superior service levels, reliability and capital returns. NO CHANGE IN CUSTOMER RATES There will be no change in customer rates as a result of the transaction. Our operating companies, including Connecticut Water, Maine Water, Avon Water and Heritage Village Water, will all continue to be subject to oversight by their respective state regulatory commissions for rates and quality of service. The combined company is expected to be able to leverage economies of scale to manage costs and deliver benefi for our customers going forward while maintaining commitments to employees and the environment. BEST-IN-CLASS CUSTOMER SERVICE Connecticut Water has customer satisfaction rankings that consistently exceed 90%.2 For SJW Group, delivering safe, clean drinking water is also a top priority, and you can expect us to continue our superior customer service record well into the future after our transaction has closed. NO TRANSACTION-RELATED LAYOFFS There will be no layoffs as a result of our agreement — jobs will be protected in the SJW Group transaction. Each of our operating utilities and their customers will continue to be supported locally by the existing team of experienced, dedicated water professionals and leaders. This means Connecticut Water, Maine Water, Avon Water and Heritage Village Water customers can continue to count on the people they know and trust, and employees can continue to count on a leadership team who values their work and service. By going green and voting FOR the SJW Group transaction on the GREEN proxy card, you are voting to receive significant, certain, premium value of $70 per share in cash. You are also voting FOR stakeholder benefits that we believe are fundamental to being a successful utility company.

our leadership team will remain in Clinton, CT, with our current President and CEO, David Benoit, serving as President of the New England Region. In addition, the SJW Group Board of Directors will be expanded to include two current members of the Connecticut Water Service Board. This refiects SJW Group’s belief in our company and its desire to further bolster the board’s expertise in the New England market. We will continue to operate as Connecticut Water Service, Inc., and each of the Company’s current operating subsidiaries will continue to operate under their existing brand names. community events and organizations. We will continue to support economic development with investments in growth, safety and reliability. In addition, the combined company will honor commitments for approximately $200 million of annual capital investments across the combined operations, including a new surface water treatment facility in Biddeford, ME. VIGOROUS NEGOTIATIONS, ROBUST GO-SHOP PROCESS, NUMEROUS ENGAGEMENT EFFORTS The shareholder value and stakeholder benefits created by the SJW Group transaction are the product of vigorous negotiations by your Board. These negotiations resulted in Connecticut Water obtaining three significant price increases over SJW Group’s initial proposal as well as meaningful stakeholder benefits that exceed commitments typical of other acquisition transactions. To provide Connecticut Water shareholders with absolute confidence that the SJW Group agreement provides the most value for Connecticut Water shareholders, your Board conducted a robust go-shop process. During the 45-day go-shop period, Connecticut Water, with the assistance of its independent financial advisors, directly contacted more than 50 parties, including more than 20 water and regulated utilities and more than 30 financial sponsors, to determine their interest in exploring a potential transaction with Connecticut Water. No superior proposals or indications of interest were received. We note that Eversource was among the parties invited to participate in our go-shop process. Eversource declined to do so. We have also tried to engage with Eversource to determine if there were any paths superior to the SJW Group agreement. Despite our efforts, Eversource has only reiterated its inadequate, below-market $64 per share proposal. VOTE FOR SIGNIFICANT VALUE, RELIABLE SERVICE AND A COMMITMENT TO JOBS AND COMMUNITIES: VOTE FOR THE SJW GROUP TRANSACTION TODAY The $70 per share cash consideration in the SJW Group agreement delivers significant, certain, premium value to our shareholders that exceeds our all-time high closing stock price. We know that many Connecticut Water shareholders are also our employees, our customers and members of the communities we serve, and we evaluated the SJW Group agreement — as well as other opportunities — with these factors in mind. The SJW Group agreement recognizes the unique responsibility we have to our stakeholders as a local water utility company with a focus on public health and service, and we are pleased to have reached an agreement that delivers on these considerations. We believe the meaningful benefits and protections for our stakeholders in the SJW Group agreement would not be available in other transactions, including an acquisition by Eversource, given its history of layoffs, extended service outages and well-documented record of poor service. By going green and voting FOR the SJW Group transaction on the GREEN proxy card, you are voting to receive signicant, certain, premium value of $70 per share in cash. You are also voting FOR stakeholder benefits that we believe are fundamental to being a successful utility company. SJW Group and Connecticut Water are an ideal combination. We urge you to vote TODAY FOR the proposals related to the SJW Group transaction by phone, Internet or by returning the enclosed proxy card in the postage paid envelope provided. On behalf of the Connecticut Water Service Board of Directors, thank you for your continued support of Connecticut Water. Sincerely, Carol P. Wallace Chairman, Connecticut Water Service, Inc. Board of Directors VOTE FOR SIGNIFICANT, CERTAIN, PREMIUM VALUE VOTE FOR THE SJW GROUP TRANSACTION TODAY

Connecticut Water shareholders are advised to take no action in response to ANY materials they may receive from Eversource and DISCARD ALL BLUE proxy cards upon receipt. VOTE “FOR” THE SJW GROUP TRANSACTION TODAY Your Vote Is Important, No Matter How Many or How Few Shares You Own! If you have questions about how to vote your shares, please contact: Morrow Sodali: MacKenzie Partners: Toll-free: (800) 662-5200 Toll-free: (800) 322-2885 CTWS@morrowsodali.com CTWS@mackenziepartners.com PLEASE VISIT WWW.SJW-CTWS.COM FOR MORE INFORMATION. 1. Reflects implied P/E multiples based on the acquired companies’ equity value and projected next 12 months’ earnings for selected predominately regulated utility transactions announced in the last three years. Source: CapitalIQ, FactSet, public filings, investor presentations. 2. Based on customer surveys conducted by an independent research firm. CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identi fied by the use of forward-looking words such as believes, expects, may, will, should, seeks, approximately, intends, plans, estimates, projects, strategy, or anticipates, or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approval from the shareholders of Connecticut Water for the transaction is not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, on the terms expected or on the anticipated schedule; (3) the effect of water, utility, environmental and other governmental policies and regulations; (4) litigation relating to the transaction; (5) the ability of the parties to the transaction to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (7) changes in demand for water and other products and services of Connecticut Water; (8) unanticipated weather conditions; (9) catastrophic events such as fires, earthquakes, explosions, fioods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect Connecticut Water’s facilities, operations, financial condition, results of operations, and reputation; (10) risks that the proposed transaction disrupts the current plans and operations of Connecticut Water; (11) potential dif ficulties in employee retention as a result of the proposed transaction; (12) unexpected costs, charges or expenses resulting from the transaction; (13) the effect of the announcement or pendency of the proposed transaction on Connecticut Water’s business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (14) risks related to diverting management’s attention from ongoing business operations of Connecticut Water; (15) the trading price of Connecticut Water’s common stock; and (16) legislative and economic developments. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Connecticut Water’s overall business and financial condition, including those more fully described in Connecticut Water’s filings with the U.S. Securities and Exchange Commission (the SEC), including, without limitation, its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended June 30, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Connecticut Water nor its management undertakes any obligation to update or revise any forward-looking statements except as required by law. ADDITIONAL INFORMATION AND WHERE TO FIND IT This communication relates to the proposed acquisition of Connecticut Water by SJW Group. In connection with the proposed transaction, on October 2, 2018, Connecticut Water filed a definitive proxy statement on Schedule 14A and the accompanying GREEN proxy card with the SEC. SHAREHOLDERS OF CONNECTICUT WATER ARE URGED TO READ THE DE FINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a copy of the definitive proxy statement and the other documents filed by Connecticut Water with the SEC free of charge at the SEC’s web site, http://www.sec.gov, and shareholders of Connecticut Water will also be able to obtain transaction-related documents free of charge by directing a request to Connecticut Water’s Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-428-3985. PARTICIPANTS IN SOLICITATION SJW Group and its directors and executive of ficers, and Connecticut Water and its directors and executive of ficers, may be deemed to be participants in the solicitation of proxies from the holders of Connecticut Water’s common stock in respect of the proposed transaction. Information about the directors and executive of ficers of SJW Group is set forth in the proxy statement for SJW Group’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 6, 2018. Information about the directors and executive of ficers of Connecticut Water is set forth in the proxy statement for Connecticut Water’s 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 6, 2018. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the proposed transaction, which was filed on October 2, 2018, and other relevant materials filed with the SEC regarding the proposed transaction.

An Ideal Combination: CT Water and SJW Group + Connecticut Water Service Shareholder Benefits $ % Significant and 70 33 certain value with closing expected per share P R E M I U M all cash consideration to CTWS unaffected Q1 2019 share price1 Local Community Benefits Creates 3rd largest investor-owned water Commitment to no layoffs Enhanced environmental stewardship, and wastewater utility with experienced and no changes in local community engagement and local teams to maintain focus on service customer rates charitable commitments to customers and communities SJW Group Stockholder Benefits Immediately and increasingly EPS accretive Enhanced growth platform as a Financial strength to continue result of increased scale, geographic local infrastructure diversity and strong financial foundation investment and sustain future dividend growth As of close of trading, March 14, 2018, the last trading day before the original transaction between Connecticut Water and SJW Group was announced.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approval from the shareholders of Connecticut Water for the transaction is not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, on the terms expected or on the anticipated schedule; (3) the effect of water, utility, environmental and other governmental policies and regulations; (4) litigation relating to the transaction; (5) the ability of the parties to the transaction to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (7) changes in demand for water and other products and services of Connecticut Water; (8) unanticipated weather conditions; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber-attacks, or other similar occurrences that could adversely affect Connecticut Water’s facilities, operations, financial condition, results of operations, and reputation; (10) risks that the proposed transaction disrupts the current plans and operations of Connecticut Water; (11) potential difficulties in employee retention as a result of the proposed transaction; (12) unexpected costs, charges or expenses resulting from the transaction; (13) the effect of the announcement or pendency of the proposed transaction on Connecticut Water’s business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (14) risks related to diverting management’s attention from ongoing business operations of Connecticut Water; (15) the trading price of Connecticut Water’s common stock; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to Connecticut Water’s overall business and financial condition, including those more fully described in Connecticut Water’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended June 30, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Connecticut Water nor its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed acquisition of Connecticut Water by SJW Group. In connection with the proposed transaction, on October 2, 2018, Connecticut Water filed a definitive proxy statement on Schedule 14A and the accompanying GREEN proxy card with the SEC. SHAREHOLDERS OF CONNECTICUT WATER ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain a copy of the definitive proxy statement and the other documents filed by Connecticut Water with the SEC free of charge at the SEC’s web site, http://www.sec.gov, and shareholders of Connecticut Water will also be able to obtain transaction-related documents free of charge by directing a request to Connecticut Water’s Corporate Secretary, Kristen A. Johnson, at Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, or by telephone at 1-800-428-3985.

Participants in Solicitation

SJW Group and its directors and executive officers, and Connecticut Water and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Connecticut Water’s common stock in respect of the proposed transaction. Information about the directors and executive officers of SJW Group is set forth in the proxy statement for SJW Group’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 6, 2018. Information about the directors and executive officers of Connecticut Water is set forth in the proxy statement for Connecticut Water’s 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 6, 2018. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the proposed transaction, which was filed on October 2, 2018, and other relevant materials filed with the SEC regarding the proposed transaction.